CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated August 7, 2002, which is incorporated by reference, in this Registration Statement (Form N-1A No. 333-5213) of Dreyfus Florida Municipal Money Market Fund.






                                                    ERNST & YOUNG LLP

New York, New York
October 28, 2002